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                                                                      EXHIBIT 21

                            VERSUS TECHNOLOGY, INC.
                          SUBSIDIARY OF THE REGISTRANT


                                     JURISDICTION OF            PERCENTAGE OF
NAME OF SUBSIDIARY                    INCORPORATION               OWNERSHIP
------------------                  -----------------           -------------
Olmsted Engineering Co.                 Michigan                    100%


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